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                                                                   EXHIBIT 99.12

                                                              [Preliminary Copy]


                FIRST FINANCIAL CORPORATION OF WESTERN MARYLAND
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                   -----------------------------------------

          This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Cheston H. Browning, III, L. Fred Dean, Morton
W. Peskin, Jr. and R. Thomas Thayer, Jr., or any of them, as proxies, with full power of substitution, to vote all shares of Common Stock of First Financial Corporation of Western Maryland ("FFWM") which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held March 17, 1997 and at any adjournments thereof, as follows:

The Board of Directors recommends that shareholders vote "FOR" Item 1 and "AUTHORITY GRANTED" on Item 2.

1. Approval of the Agreement and Plan of Merger dated as of November 26, 1996 between FFWM and Keystone Financial, Inc., which provide for the merger of FFWM into Keystone and the conversion of each outstanding share of FFWM Common Stock into either 1.29 shares of Keystone Common Stock or an equivalent amount of cash, as described in the Joint Proxy
   Statement/Prospectus................ FOR  [_]  AGAINST  [_]   ABSTAIN  [_]


2. To vote in their discretion on such other matters as may properly come before the Special Meeting or any adjournments thereof.

     AUTHORITY GRANTED   [_]          AUTHORITY WITHHELD   [_]

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Item 1 and the authority provided by Item 2 will be deemed GRANTED.

PLEASE MARK, DATE, EXECUTE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

EACH SHAREHOLDER SHOULD ALSO READ AND COMPLETE THE FORM OF ELECTION ON THE REVERSE SIDE OF THIS CARD, REGARDLESS OF WHETHER THE SHAREHOLDER VOTES "FOR" OR "AGAINST" THE PROPOSED MERGER.

                                  (continued)
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                                FORM OF ELECTION

The undersigned shareholder of First Financial Corporation of Western Maryland ("FFWM") hereby elects to receive, upon the proposed merger (the "Merger") of FFWM into Keystone Financial, Inc. ("Keystone") becoming effective, in exchange for each share of FFWM Common Stock held by the undersigned, either:

[_]  1.29 shares of Keystone Common Stock      or

[_] Cash in an amount equal to 1.29 times the average of the closing bid prices for Keystone Common Stock for the 20 NASDAQ trading days ending with the sixth trading day before the closing date for the Merger

                   Only one of the two blocks may be checked.

ALL SHARES OF FFWM COMMON STOCK REGISTERED IN THE NAME OF AN FFWM SHAREHOLDER WHOSE FORM OF ELECTION IS NOT RECEIVED BY FFWM PRIOR TO 10:00 A.M., LOCAL TIME, ON MARCH 17, 1997 OR WHO DOES NOT INDICATE A CHOICE ABOVE WILL BE CONVERTED INTO EITHER KEYSTONE COMMON STOCK OR CASH IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS. THE EFFECTIVENESS OF ANY ELECTION BY AN FFWM SHAREHOLDER IS SUBJECT TO THE LIMITATIONS AND PROCEDURES DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS.

Any FFWM shareholder who has submitted a Form of Election may change it by submitting to FFWM a revised Form of Election (or a facsimile thereof) which is received by FFWM prior to 10:00 a.m., local time, on March 17, 1997. At such time Elections will become irrevocable except to the extent changes are permitted or made in order to satisfy the limitations on Elections described in the Joint Proxy Statement/Prospectus.

                              Dated:                                     , 1997
                                    -------------------------------------

                              --------------------------------------------------
                                                  Signature

                              --------------------------------------------------
                                                  Signature

                              Please sign exactly as name appears hereon. For joint accounts, each joint owner should sign.
                              When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign the full corporate name by President or other authorized officer, giving your full title as such. If a partnership, please sign in the partnership name by authorized person, giving your full title as such.